  Exhibit 99.1

Aytu BioScience Expands Natesto® Partnership with Acerus Pharmaceuticals to Accelerate Natesto Growth in the U.S.

Acerus to Launch U.S. Specialty Sales Force; Nearly Doubles Natesto Sales Force

ENGLEWOOD, CO / ACCESSWIRE / July 30, 2019 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on commercializing novel products that address significant patient needs, today announced the expansion of the company’s partnership with Acerus Pharmaceuticals (“Acerus”) to accelerate the growth of Natesto® in the United States. Through this expanded commercial relationship, Acerus will fund and launch a U.S.-based specialty sales force which will promote Natesto to urologists and endocrinologists. Aytu will continue to book all Natesto revenue and promote Natesto to all other specialties including internal medicine and family practice.

Upon the closing of this revised agreement, Acerus will launch a complementary U.S. commercial team and hire at least twenty-five U.S-based specialty sales representatives, nearly doubling the size of the Natesto field force. This co-promotion significantly increases sales force coverage of targeted U.S. prescribers, puts a higher promotional focus on urologists and endocrinologists, and enables Aytu to increase its promotional efforts in primary care and other specialties.

On July 29, 2019, the companies agreed to expand their commercial partnership and amend and restate the original 2016 Natesto exclusive U.S. license agreement. Under the revised agreement, Aytu will remain the exclusive U.S. supplier of Natesto and retain all rights to revenues generated.

Aytu and Acerus will continue to operate a joint commercialization committee in support of Natesto and will now more closely collaborate on U.S. brand strategy and commercial initiatives. Natesto total prescriptions grew 30% from fiscal 2018 to 2019, and this partnership is expected to drive accelerated growth of the brand through joint promotional efforts and a significantly expanded U.S. presence.

Josh Disbrow, Aytu BioScience Chief Executive Officer, commented, “We are thrilled to be expanding our partnership with Acerus and increasing the U.S. commercial footprint to such a large extent. With a coordinated promotional approach, this nearly doubling of the Natesto commercial team stands to substantially increase Natesto awareness and accelerate prescription growth. Acerus’ increased commitment to Natesto, as evidenced by their significant investment in launching a U.S. commercial team, is an important step in the evolution of the Natesto growth story.”

Mr. Disbrow continued, “We’re pleased to be working together with Acerus to significantly increase our reach to physicians around the country. Additionally, with the recent expansion of Aytu’s therapeutic portfolio, that now includes ZolpiMist™ and Tuzistra® XR, this revised commercial arrangement enables us to employ a more distinct focus on primary care physicians to grow the entire product portfolio, while Acerus increases the promotional focus on Natesto with key specialists.”

Aytu will continue to serve as the exclusive U.S. supplier to purchasers of Natesto, and Acerus will receive performance-based commissions on prescriptions generated by urology and endocrinology specialties. Acerus will assume regulatory and clinical responsibilities and associated expenses and will serve a primary role in the development of key opinion leaders in urology and endocrinology. Aytu will focus on commercial channel management, sales to wholesalers and other purchasing customers, and will direct sales efforts in all other physician specialties.

Under the revised agreement, both companies have committed specific commercial resources, dedicated sales representatives and activity levels, and will jointly develop a Natesto commercialization plan.

The revised agreement extends the original agreement by at least three years to the later of 2027, the launch of an FDA approved, AB-rated generic equivalent to Natesto, or the expiration or invalidation of the last to expire Natesto patent.

The payment structure currently in place will be replaced with a pay-for-performance commission incentive structure intended to drive Natesto prescription growth across all physician specialties. All previously agreed upon milestone payments payable by Aytu have been removed. Additionally, Acerus will now pay all annual FDA fees, current and future clinical trial costs, and all regulatory and pharmacovigilance expenses.

Aytu will continue to book Natesto revenue and will pay Acerus quarterly commissions based on sales from prescriptions generated by urologists and endocrinologists.

The effectiveness of the revised agreement is subject to certain closing conditions.

More information is available on Form 8-K as filed today with the Securities and Exchange Commission.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"). Aytu also has exclusive U.S. and Canadian rights to ZolpiMist™, the only FDA-approved oral spray prescription sleep aid. ZolpiMist is indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation. Aytu also acquired exclusive U.S. commercial rights to Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. Tuzistra XR is a prescription antitussive consisting of codeine polistirex and chlorpheniramine polistirex in a patented, extended-release oral suspension. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product. Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of the company's Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

James Carbonara

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(646)-755-7412

james@haydenir.com

Source: Aytu BioScience, Inc.